Exhibit 99.2

SemGroup Corporation

Unaudited Pro Forma Condensed Financial Statements

On January 9, 2019, a wholly owned subsidiary of SemGroup Corporation, SemCanada II, L.P., an Oklahoma limited partnership (“SemGroup”), and an affiliate of Kohlberg Kravis Roberts & Co. L.P. and wholly owned subsidiary of KKR Global Infrastructure Investors III L.P., KKR Alberta Midstream Inc., an Alberta corporation (“KKR”), entered into definitive documents to create a new joint venture company that will own and operate midstream oil and gas infrastructure in Western Canada, SemCAMS Midstream ULC, an Alberta unlimited liability corporation (“SemCAMS Midstream”). SemGroup owns 51% and KKR owns 49% of SemCAMS Midstream, subsequent to close of the transaction described below.

SemGroup and KKR made the following contributions to SemCAMS Midstream: (i) SemGroup contributed 100% of the issued and outstanding equity interests in its wholly owned subsidiary, SemCAMS ULC, an Alberta unlimited liability company, (the “SemGroup Contribution”) in exchange for (A) 51% of the common shares of SemCAMS Midstream, (B) a cash amount of C$645.6 million (US$489.6 million), subject to adjustments for working capital of SemCAMS ULC, capital contributions to SemCAMS ULC by SemGroup, and other customary adjustments, (C) a potential payment of C$14.7 million (US$11.1 million) contingent on positive final investment decision of a specific project by SemCAMS Midstream, and (D) earnout consideration in the form of a special share in SemCAMS Midstream entitled to dividend payments up to a maximum (pre-tax) aggregate amount of C$50.0 million (US$37.9 million) if either or both of two specific projects proceed and EBITDA thresholds pertaining to those projects are achieved; and (ii) KKR contributed cash in the amount of C$785.6 million (US$595.7 million), subject to adjustments for working capital of SemCAMS ULC, capital contributions to SemCAMS ULC by SemGroup and a payment of C$14.7 million (US$11.1 million) contingent on the pursuit of a specific project (unrelated to the two projects referred to above) by SemCAMS Midstream, and other customary adjustments (the “KKR Contribution” and, together with the SemGroup Contribution, the “Contribution”) in exchange for (A) 49% of the common shares of SemCAMS Midstream and (B) 300,000 preferred shares in SemCAMS Midstream (representing C$300 million (US$227.5 million) of KKR cash contribution) which will pay quarterly dividends at an annual rate of 8.75%. SemCAMS Midstream may elect, for any of the first ten quarters following issuance of the preferred shares, to pay the dividends in-kind in the form of additional preferred shares. SemCAMS Midstream will have the right to convert the preferred shares into common shares in the event of an initial public offering of its common shares, at a conversion price equal to 92.5% of the IPO offering price. In connection with the issuance of the preferred shares, KKR received a C$6.0 million (US$4.5 million) transaction fee from SemCAMS Midstream.

The accompanying unaudited pro forma condensed financial statements of SemGroup Corporation have been prepared in accordance with Article 11 of Regulation S-X. The accompanying unaudited pro forma condensed balance sheet at December 31, 2018, reflects the sale of a 49% common SemCAMS Midstream equity interest and 300 thousand SemCAMS Midstream’s 8.75% cumulative perpetual preferred shares, as if it had occurred on that date. The accompanying unaudited pro forma condensed statements of operations for the year ended December 31, 2018, reflect the disposal as if it had occurred on January 1, 2018. The terms “we”, “our”, “us”, and similar language used in these unaudited pro forma condensed financial statements refer to SemGroup Corporation and its subsidiaries.

These unaudited pro forma condensed financial statements have been derived from our historical financial statements, which are included in our annual report on Form 10-K for the year ended December 31, 2018. These unaudited pro forma condensed financial statements should be read in conjunction with our historical financial statements and related notes thereto.

These unaudited pro forma condensed financial statements are provided for illustrative purposes only and do not purport to represent what our actual results of operations would have been if the disposal had occurred on the dates assumed, nor are they necessarily indicative of our future operating results. However, the pro forma adjustments shown in these unaudited pro forma condensed financial statements reflect estimates and assumptions that we believe to be reasonable.

SEMGROUP CORPORATION

Unaudited Pro Forma Condensed Balance Sheet

December 31, 2018

(in thousands)

	SemGroup Historical	Pro Forma Adjustments		SemGroup Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$86,655	$—		$86,655
Accounts receivable, net	562,214	—		562,214
Receivable from affiliates	295	—		295
Inventories	49,397	—		49,397
Other current assets	17,264	—		17,264

Total current assets	715,825	—		715,825

Property, plant and equipment, net	3,457,326	—		3,457,326
Equity method investments	274,009	—		274,009
Goodwill	257,302	—		257,302
Other intangible assets, net	365,038	—		365,038
Other noncurrent assets	140,807	—		140,807

Total assets	$5,210,307	$—		$5,210,307

LIABILITIES, PREFERRED STOCK AND OWNERS’ EQUITY
Current liabilities:
Accounts payable	$494,792	$—		$494,792
Payable to affiliates	3,715	—		3,715
Accrued liabilities	115,095	—		115,095
Deferred revenue	11,060	—		11,060
Other current liabilities	6,495	—		6,495
Current portion of long-term debt	6,000	—		6,000

Total current liabilities	637,157	—		637,157

Long-term debt, net	2,278,834	(467,000	)(a)	1,811,834
Deferred income taxes	55,789	(10,000	)(a)	45,789
Other noncurrent liabilities	38,548	—		38,548
Commitments and contingencies
Redeemable preferred stock, $0.01 par value	359,658	—		359,658
SemGroup owners’ equity:
Common stock, $0.01 par value	786	—		786
Additional paid-in capital	1,615,969	—		1,615,969
Treasury stock, at cost	(705)	—		(705)
Accumulated deficit	(73,971)	—		(73,971)
Accumulated other comprehensive loss	(51,247)	—		(51,247)

Total SemGroup owners’ equity	1,490,832	—		1,490,832

Noncontrolling interests in consolidated subsidiaries	349,489	477,000	(a)	826,489

Total owners’ equity	1,840,321	477,000		2,317,321

Total liabilities, preferred stock and owners’ equity	$5,210,307	$—		$5,210,307

SEMGROUP CORPORATION

Unaudited Pro Forma Condensed Statement of Operations

Year Ended December 31, 2018

(in thousands, except per share amounts)

	SemGroup Historical	Pro Forma Adjustments		SemGroup Pro Forma
Revenues:
Product	$1,907,436	$—		$1,907,436
Service	518,764	—		518,764
Lease	17,549	—		17,549
Other	59,513	—		59,513

Total revenues	2,503,262	—		2,503,262
Expenses:
Costs of products sold, exclusive of depreciation and amortization shown below	1,823,095	—		1,823,095
Operating	284,769	—		284,769
General and administrative	91,568	—		91,568
Depreciation and amortization	209,254	—		209,254
Gain on disposal of long-lived assets, net	(3,563)	—		(3,563)

Total expenses	2,405,123	—		2,405,123

Earnings from equity method investments	57,672	—		57,672

Operating income	155,811	—		155,811
Other expenses (income), net:
Interest expense	149,714	(28,020	)(b)	121,694
Loss on early extinguishment of debt	—	—		—
Foreign currency transaction gain	9,501	—		9,501
Other income, net	(2,380)	—		(2,380)

Total other expense (income), net	156,835	(28,020)		128,815

Income (loss) from continuing operations before income taxes	(1,024)	28,020		26,996
Income tax expense	23,304	6,683	(c)	29,987

Net income (loss)	(24,328)	21,337		(2,991)
Less: net income attributable to noncontrolling interests	2,421	26,869	(d)	29,290
Less: cumulative preferred stock dividends	23,790	—		23,790

Net loss attributable to common shareholders	$(50,539)	$(5,532)		$(56,071)

Net loss per common share:
Basic	$(0.65)			$(0.72)
Diluted	$(0.65)			$(0.72)
Weighted average common shares outstanding:
Basic	78,313			78,313
Diluted	78,313			78,313

SEMGROUP CORPORATION

Notes to Unaudited Pro Forma Condensed Financial Statements

1.	Basis of presentation

The historical consolidated financial information of SemGroup Corporation has been adjusted in the accompanying unaudited pro forma condensed financial information to give effect to pro forma events that are (i) directly attributable to the disposition of a 49% equity interest and 300 thousand of SemCAMS Midstream’s 8.75% cumulative perpetual preferred shares, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed statement of operations, are expected to have a continuing impact on the results of operations.

2.	Pro forma adjustments

(a) Adjustments to reflect estimated proceeds of $484 million on the sale of a 49% equity interest and 300 thousand of SemCAMS Midstream 8.75% cumulative perpetual preferred shares, net of estimated transaction costs of $7 million. Use of net proceeds assumes $10 million of cash income tax payments and a $467 million reduction of outstanding debt.

(b) Adjustments to recognize lower interest expense due to the repayment of $467 million of outstanding debt. Interest savings was calculated based on a 6.0% interest rate.

(c) Adjustment to recognize additional income tax expense based on SemGroup Corporation’s historical blended statutory rate of 23.85% for the year ended December 31, 2018.

(d) Adjustment to reflect 49% of SemCAMS Midstream historical earnings as attributable to noncontrolling interest and to reflect preferred dividends on 300 thousand shares of SemCAMS Midstream’s 8.75% cumulative perpetual preferred shares. Preferred shares have a $1,000 notional value.

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